November 27, 2002

Mr. Mitchel Underseth
1776 Alameda Diablo
Diablo, CA 94528

Re: Termination of Employment

Dear Mitch:

         This letter outlines the terms we have agreed to with respect to the termination of your employment with Oryx Technology Corp. (the "Company").

         As we have discussed, you are resigning as an officer and director of the Company as of November 30, 2002. The Employment Agreement dated as of November 1, 1996 by and between the Company and you (the "Employment Agreement") will terminate in its entirety as of November 30, 2002.

         In lieu of any benefits payable to you under the Employment Agreement, we hereby agree that you will receive the following benefits upon termination of your employment with the Company: (i) bi-weekly severance payments at your current salary for the period December 1, 2002 through January 4, 2003, approximately $20,500 (ii) the Company will reimburse you for the costs of your home office (telephone and Internet access) through May 31, 2003.

         You agree that you will be available to consult with and advise Company personnel with respect to Company operations on a reasonable "on-call" basis until February 28, 2003. Thereafter, any further consulting work by you for the Company shall be subject to a mutually agreed fee schedule.

         Please sign the enclosed copy of this letter and return it to the undersigned to acknowledge your agreement with the terms outlined above.

                                                      Very truly yours,

                                             ORYX TECHNOLOGY CORP.

                                             /s/ Philip J. Micciche
                                             -----------------------------------

                                             Philip J. Micciche-President & CEO

                                             ACCEPTED BY:

                                             /s/ Mitchel Underseth
                                             -----------------------------------

                                             Mitchel Underseth